EXHIBIT 2
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                                                               EXECUTION VERSION


                           VOTING AND PROXY AGREEMENT



      THIS VOTING AND PROXY AGREEMENT (this "AGREEMENT") is made and entered into as of January 28, 2008 by and between Ramius Capital Group, LLC and its affiliated entities (collectively, "RAMIUS") and Baldwin Enterprises, Inc. ("BALDWIN").

      WHEREAS, on January 22, 2008, Ramius and Baldwin filed a Schedule 13D with respect to the common stock of AmeriCredit Corp. (the "Company"), reporting beneficial ownership of an aggregate of 22,159,300 shares of common stock of the Company, 20,159,300 shares of which are owned by Baldwin and its affiliates and 2,000,000 shares of which are owned by affiliates of Ramius;

      WHEREAS, on January 23, 2008, following the close of the market, Ramius and Baldwin entered into a share forward transaction pursuant to which Baldwin agreed to purchase from Ramius an aggregate of 975,000 shares of common stock of the Company on February 15, 2008, or earlier upon termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "SHARE FORWARD TRANSACTION");

      WHEREAS, as of the date hereof, after giving effect to the Share Forward Transaction, Ramius is the owner of 1,025,000 shares of common stock of the Company (the "SHARES");

      NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

            Section 1. Agreement to Vote; Restrictions on Voting; Irrevocable Proxy.

                  (a) Agreement to Vote. Ramius hereby agrees to vote the Shares or execute a written consent in respect thereof, on all matters as directed by Baldwin at any meeting or meetings of the stockholders of the Company.

                  (b) Irrevocable Proxy. Ramius hereby irrevocably appoints Baldwin or its designee as Ramius' agent, attorney and proxy, to vote (or cause to be voted) the Shares owned by Ramius as directed by Baldwin. This proxy is irrevocable and coupled with an interest. The vote of Baldwin as the proxy holder shall control in any conflict between the vote by Baldwin as the proxy holder of the Shares and a vote by Ramius of the Shares.

                  (c) Inconsistent Agreements. Ramius hereby agrees that, it shall not enter into any agreement, contract or understanding with any person, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner which is inconsistent with this Agreement.




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            Section 2.  Further Assurances. Each party hereto shall execute and deliver such additional instruments and other documents and shall take such further actions (including without limitation, in the case of the Ramius, any amendments to this Agreement which Baldwin may reasonably request) as may be necessary or appropriate to effectuate, carry out and comply with all of his or its obligations under this Agreement.

            Section 3.  Miscellaneous.

                  (a) Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally, (ii) on the third business day after being mailed by certified mail, return receipt requested, (iii) the next business day after delivery to a recognized overnight courier, or (iv) upon transmission and confirmation of receipt by a facsimile operator if sent by facsimile (and shall also be transmitted by facsimile to the persons receiving copies thereof), to the parties at the following addresses or facsimile numbers (or to such other address and facsimile number as a party may have specified by notice given to the other party pursuant to this provision):



                  If to Baldwin, to:

                  Baldwin Enterprises, Inc.
                  529 East South Temple
                  Salt Lake City, Utah 84102
                  Facsimile: (801) 524-4944
                  Attention: Justin Wheeler

                  with a copy to (which shall not constitute notice):

                  Weil, Gotshal & Manges, LLP
                  767 Fifth Avenue
                  New York, New York 10153
                  Facsimile: (212) 310-8007
                  Attention:  Andrea A. Bernstein, Esq.

                  If to Ramius, to:

                  Ramius Capital Group, L.L.C.
                  666 Third Avenue
                  26th Floor
                  New York, New York 10017
                  Facsimile: (212) 845-7995
                  Attention: Owen Littman



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                  with a  copy to (which shall not constitute notice):

                  Schulte Roth & Zabel LLP
                  919 Third Avenue
                  New York, New York 10022
                  Facsimile: (212) 593-5955
                         Attention: Eleazer Klein, Esq.


                  (b) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified except by an instrument in writing signed by Baldwin and Ramius. This Agreement (including, without limitation, the irrevocable proxy granted herein) shall terminate with respect to any particular Share upon the earlier of (i) the sale, transfer or disposition of such Share by Ramius to a non-affiliate of Ramius and (ii) January 28, 2009.

                  (c) Successors and Assigns; Transfer of Shares to Affiliates. No party may assign any of its or his rights or delegate any of its or his obligations under this Agreement without the prior written consent of the other party, except that each of Ramius and Baldwin may, without the consent of the other party, assign any of its rights and delegate any of its obligations under this Agreement to any affiliate of Ramius or Baldwin, as applicable. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns, including without limitation any corporate successor by merger or otherwise. In the event of any transfer of Shares to an affiliate, the transferor shall remain liable for the performance of all obligations of transferor under this Agreement and as a condition to such transfer such affiliate shall execute an agreement that is identical to this Agreement (except to reflect the transfer to such affiliate).

                  (d) No Third Party Beneficiaries. Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement as such rights as may inure to a successor or permitted assignee under Section 10(d).

                  (e) No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship between the parties hereto.

                  (f) Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

                  (g) Specific Performance; Remedies Cumulative. The parties hereto acknowledge that money damages are not an adequate remedy for violations


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of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

                  (h) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with his or its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of his or its right to exercise any such or other right, power or remedy or to demand such compliance.

                  (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the principles of conflict of laws thereof.

                  (j) Jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the borough of Manhattan of the City, County and State of New York over any dispute arising out of or relating to this Agreement and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts.

                  (k) Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies each signed by less than all, but together signed by all, the parties hereto.



                            [signature page follows]










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      IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.




                                    BALDWIN ENTERPRISES, INC.

                                    By:  /s/  Joseph A. Orlando
                                        ------------------------------------
                                        Name:  Joseph A. Orlando
                                        Title: Authorized Signatory



                                    RAMIUS CAPITAL GROUP, L.L.C.


                                    By:  /s/  Jeffrey M. Solomon
                                        ------------------------------------
                                        Name:  Jeffrey M. Solomon
                                        Title: Authorized Signatory